EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-160942 of A. M. Castle & Co. on Form S‑8 of our report dated July 1, 2015, appearing in this annual report on Form 11‑K of A. M. Castle & Co. 401(k) Savings and Retirement Plan for the year ended December 31, 2014.

/s/ Baker Tilly Virchow Krause, LLP

Chicago, Illinois
July 1, 2015

EX-1-